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EXHIBIT 24.2

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David N. Ruckert, and Robert A. Connors, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration Statement on Form S-3 of Fiberstars, Inc. (Registration No. 333-108083), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Dated: September 18, 2003
/s/ THEODORE L. ELIOT, JR. Theodore L. Eliot, Jr. Director

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  EXHIBIT 24.2
POWER OF ATTORNEY